Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM provides business update amid the coronavirus pandemic

LOS ANGELES (April 3, 2020) — AECOM (NYSE:ACM), the world’s premier infrastructure firm, today shared an update on the multiple steps it has taken throughout the global coronavirus pandemic to safeguard its employees and operations, while continuing to deliver services and solutions to help clients and communities along the path to recovery.

Taken together, these actions best position the Company to continue to invest in people and innovation, and effectively navigate business uncertainties during this time.

Safeguarding employees and operations

Following the lead of AECOM’s safety and health experts, as well as guidance from government agencies and leading health organizations, the Company has implemented comprehensive enterprise resilience plans to include the restriction of all non-essential business travel, enhancement of virtual consultation tools, and the expansion of office and project site safety including cleaning procedures and operating protocols in the field. Further, AECOM’s global workforce has seamlessly transitioned to remote working, bolstered by key investments in information technology to enable robust remote work environments. For example, nearly 90% of the firm’s design team in the Americas is working remotely.

Leveraging the firm’s direct experience and successful mitigating actions with the coronavirus outbreak in Asia, coupled with its extensive business resilience and continuity expertise, AECOM’s workforce is applying best practices in real-time. The Company’s global teams are maximizing technology to collaborate, sustain client delivery, and share industry-leading disaster response and recovery credentials with public-sector and private clients.

Delivering for clients

AECOM’s disaster recovery history includes rapid response efforts in the aftermath of major hurricanes and other disasters. Most recently, AECOM was selected by key U.S. federal and state government agencies to assist in their responses to the coronavirus crisis, including several substantial design and program management projects to support the construction of emergency triage hospitals on the East Coast.

AECOM will continue to work with its federal, state and local clients, as well as engage with government officials, to aid both immediate and long-term demands created by the coronavirus crisis and as funding from economic stimulus programs begins to enter the market. This includes the $2.2 trillion emergency aid package approved by U.S. Congress. AECOM is supporting similar government response efforts in the United Kingdom and other parts of the world.

Ensuring business and financial resiliency

AECOM has a strong financial foundation and substantial liquidity position, reflecting the benefit of the cash proceeds from the sale of its Management Services business for aggregate consideration of approximately $2.4 billion, which closed on January 31, 2020. As previously disclosed, on a pro forma basis giving effect to the Management Services sale, as of December 31, 2019, AECOM had cash and equivalents of approximately $1.7 billion, total debt of $2.2 billion and net leverage1 of approximately 0.5x. In addition, the Company has access to a $1.35 billion revolving credit facility, which remains undrawn as of today.

AECOM has conducted a rigorous bottom-up review of the impact of coronavirus at a client, project and office level under multiple scenarios and different durations of virus impacts. As a result of this analysis, the Company has implemented several immediate actions designed to mitigate financial impacts and to ensure business resiliency, including a focus on limiting impacts to employees and keeping teams intact as response moves to recovery. This includes a temporary 20% reduction in salaries among the Board of Directors, Executive Leadership Team and other senior leaders.

The Company anticipates reporting results for the second quarter of fiscal 2020 on May 5th.

1 Net debt-to-EBITDA, or net leverage, is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, which excludes stock-based compensation, and net debt as defined as total debt on the Company’s financial statements, net of total cash and cash equivalents.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure firm, delivering professional services across the project lifecycle – from planning, design and engineering to consulting and construction management. We partner with our clients in the public and private sectors to solve their most complex challenges and build legacies for generations to come. On projects spanning transportation, buildings, water, governments, energy and the environment, our teams are driven by a common purpose to deliver a better world. AECOM is a Fortune 500 firm with revenue of approximately $20.2 billion during fiscal year 2019. See how we deliver what others can only imagine at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of our plans and strategies to mitigate the financial, liquidity and business resiliency impacts associated with the coronavirus as well as any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; impacts caused by the coronavirus and the related economic instability and market volatility, including the reaction of governments to the coronavirus, including any prolonged period of travel, commercial or other similar restrictions, the delay in commencement, or temporary or permanent halting of construction, infrastructure or other projects, requirements that we remove our employees or personnel from the field for their protection, and delays in planned initiatives by our governmental or commercial clients or potential clients; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the Management Services transaction, including the risk that the expected benefits of the Management Services transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all, or that any purchase price adjustments could be unfavorable or result in lower aggregate cash proceeds; the risk that costs of restructuring transactions and other costs incurred in connection with the Management Services transaction will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

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